                        NETSCAPE COMMUNICATIONS CORPORATION
                 AMENDED AND RESTATED INTERNET SERVICE PROVIDER
                       NAVIGATOR DISTRIBUTION AGREEMENT
                                  COVER SHEET

EarthLink Network, Inc.
- ---------------------------------------------------
Full legal name of Network Service Provider ("NSP")    NSP is incorporated in the state/country of California

3100 New York Drive                                    If NSP is not a corporation, please specify form of
- ---------------------------------------------------    organization
Address of Principal Place of Business                             ---------------------------------------

Pasadena              California       91107
- --------------------------------------------------
City                  State            Zip             Nondisclosure Agreement Signed   /X/  Yes    / / No

Telephone (818) 296-2400       Fax (818) 296-4161      If yes, date     April 15, 1996
          ----------------------------------------                  ---------------------------------------

Name and Description of Internet Access and/or
Internet Access service ("NSP's Products"):       EarthLink Network Total Access
                                                   ---------------------------------------------------------

Check Applicable:     / / Netscape Navigator LAN     /X/ Netscape Dial-Up Kit   /X/ Netscape Navigator Gold

IMPORTANT NOTICE: THIS NETSCAPE COMMUNICATIONS CORPORATION INTERNET SERVICE PROVIDER NAVIGATOR
DISTRIBUTION AGREEMENT GIVES YOU THE RIGHT TO MAKE AND DISTRIBUTE COPIES OF THE NAVIGATOR SOFTWARE
CHECKED ABOVE AT THE PRICING SET FORTH IN ATTACHMENT C HERETO. THE NAVIGATOR SOFTWARE MUST BE OFFERED TO
END USERS AS A PACKAGED PRODUCT WITH NSP'S PRODUCT AND MAY NOT BE OFFERED AS A STAND-ALONE PRODUCT. THE
NAVIGATOR SOFTWARE IS ONLY TO BE OFFERED TO END USERS IN THE TERRITORY NOTED BELOW. YOU MUST PROVIDE
QUARTERLY POINT OF SALE REPORTS TO NETSCAPE. CAREFULLY REVIEW THE REST OF THIS AGREEMENT FOR OTHER
IMPORTANT TERMS. FAILURE TO COMPLY WITH THIS AGREEMENT MAY RESULT IN TERMINATION.

TERRITORY (Countries):  The United States, Canada and Mexico
                       -----------------------------------------------------------------------------------
                       -----------------------------------------------------------------------------------



           EARTHLINK NETWORK, INC.                        NETSCAPE COMMUNICATIONS CORPORATION

By: /s/ Charles G. Betty                                   By: /s/ Conway Rulon-Miller
   ----------------------------------------------             ----------------------------------------

Name:  Garry Betty                                        Name:  Conway (Todd) Rulon-Miller
     --------------------------------------------               --------------------------------------

Title: Its President                                      Title: VP, Sales
       ------------------------------------------               -------------------------------------

Date:  5/29/96                                            Date of Acceptance: 5/31/96
       ------------------------------------------                             ------------------------

NSP Technical Contact                                   NETSCAPE AUTHORIZED AGENT

Primary:  Michael Mushet                                Company Name:
         ---------------------------------------                       -------------------------------

Phone:  818 296-2429                                    By:
       -----------------------------------------            -----------------------------------------

Fax: 818 296-4161  e-mail: M2@ earthlink.net            Name: ---------------------------------------
     ------------          --------------------
Alternate: Steve Nelson                                 Title:
          --------------------------------------              ---------------------------------------
Phone 818-296-2486
Fax: 818 296-4161 e-mail: snelson @ earthlink.net       Date:
    -------------        ------------------------             ---------------------------------------


* CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED IN       REVIEWED BY
  CONNECTION WITH A REQUEST TO THE SECURITIES AND EXCHANGE      NETSCAPE LEGAL
  COMMISSION FOR CONFIDENTIAL TREATMENT OF SUCH PORTIONS.       Initial DRM
                                                                        ---

                        NETSCAPE COMMUNICATIONS CORPORATION
                 AMENDED AND RESTATED INTERNET SERVICE PROVIDER
                       NAVIGATOR DISTRIBUTION AGREEMENT


This Amended and Restated Internet Service Provider Navigator Distribution Agreement ("Agreement") is entered into by and between Netscape Communications Corporation, a Delaware corporation ("Netscape"), with principal offices at 501 East Middlefield Road, Mountain View, CA 94043, U.S.A. and the NSP listed and identified on the cover sheet to this Agreement ("Cover Sheet") as of the date of acceptance by Netscape ("Effective Date").

WHEREAS, NSP markets and provides Internet Access services and/or Internet Access services.

WHEREAS, NSP and Netscape are parties to that Internet Service Provider Navigator Distribution Agreement dated May 25, 1995 and the Amendment thereto dated the same date (as amended, such Internet Service Provider Navigator Distribution Agreement shall be referred to herein as the "Original Agreement");

WHEREAS, the parties to this Agreement wish to amend and restate the terms of the Original Agreement with this Agreement so that the terms of the agreement remaining between the parties shall be those set forth in this Agreement; and

WHEREAS, NSP desires to obtain rights to use and distribute Netscape's Navigator selected on the Cover Sheet in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree to the following terms and conditions:

SECTION 1.  DEFINITIONS
For purposes of this Agreement, the following terms shall have the following meanings:

1.1 "Active User" means a Registered User for which Internet Access through NSP's Product has not been terminated.

1.2 "Attachment(s)" means the attachments to this Agreement which are attached hereto and incorporated herein:

     1.2.1 Attachment A (End User License Agreement) which set forth Netscape's terms and conditions of licensing applicable to an end user customer.

     1.2.2 Attachment B (Quarterly Point of Sale Report) which sets forth the form and information NSP must provide to Netscape each quarter.

     1.2.3 Attachment C (Navigator Pricing and Customization) which sets forth Netscape's pricing for the current release (as of Effective Date) of the Navigator selected on the Cover Sheet by NSP, as amended by Netscape from time to time, and Netscape's customization obligations.


1.3 "Derivative Work(s)" means a revision, modification, translation, abridgment, condensation or expansion of the Navigator or Documentation or any form in which the Navigator or Documentation may be recast, transferred, or adopted, which, if prepared without the consent of Netscape, would be copyright infringement.

1.4 "Distributor" means any third party appointed pursuant to this Agreement by NSP or any Distributor properly appointed hereunder to distribute the Navigator to End Users in accordance with the terms hereof.

1.5 "Documentation" means Netscape's standard user manuals, reference manuals and installation guides, or portions thereof, which are distributed as of the Effective Date generally by Netscape to its other licensees of the Navigator either in hard copy or electronic copy, as may be updated by Netscape form time to time and provided to NSP hereunder.

1.6 "End User" means any third party licensed by NSP or a Distributor pursuant to this Agreement to use, but not to further distribute, the Navigator except that if such third party is a corporation or other entity, then "End User" means each individual within such corporation or entity licensed by NSP or a Distributor pursuant to this Agreement to use, but not to further distribute, the Navigator.

1.7 "Internet Access" means connecting, through any medium now known or hereafter developed or discovered, to the Internet in order to permit data flow between the Internet and the connected end user.

1.8 "Major and Minor Updates" mean updates, if any, to the Navigator. Major Updates involve additions of substantial functionality while Minor Updates do not. Major Updates are designated by a change in the number to the left of the decimal point of the number appearing after the product name while Minor Updates are designated by a change in any number to the right of the decimal point. Netscape is the sole determiner of the availability and designation of an Update as a Major or Minor Update. Major Updates exclude software releases which are reasonably designated by Netscape as new products. Where used herein "Updates" shall mean Major Updates and Minor Updates interchangeably.

1.9 "NAA" means the applicable Netscape authorized distributor or value added reseller who has entered into a Netscape Authorized Agent Agreement with Netscape to act as a Netscape Authorized Agent in connection with this Agreement solely for administrative purposes on behalf of Netscape, all in accordance with the terms of the Netscape Authorized Agent Agreement and this Agreement. All references in this Agreement to "Netscape/NAA" shall mean the NAA if this Agreement is entered into among Netscape, NSP and an NAA.

1.10 "Navigator" means the Netscape Dial-Up Kit, Netscape Navigator LAN and/or Netscape Navigator Gold as selected on the Cover Sheet.

1.11 "Netscape Dial-Up Kit" means, to the extent selected on the Cover Sheet, the executable current version (but not the source code version) of the client software Netscape markets under the name "Netscape Dial-Up Kit", and any Updates that Netscape may provide to NSP hereunder from time to time.

1.12 "Netscape Navigator Gold" means, to the extent selected on the Cover Sheet, the executable version (but not the source code version) of the client category of software Netscape markets under the name "Netscape Navigator Gold", and any Updates that Netscape may provide to Licensee hereunder from time to time.

1.13 "Netscape Navigator LAN" means, to the extent selected on the Cover Sheet, the executable version (but not the source code version) of the web client software Netscape markets under the name "Netscape Navigator LAN", and any Updates that Netscape may provide to NSP hereunder from time to time.

1.14 "NSP's Product" means NSP's Internet Access and/or Intranet Access services, as described on the Cover Sheet, with which the Navigator is required to be bundled and distributed.

1.15 "Program Errors" means one or more reproducible deviations in the Navigator from the applicable functional specifications set forth in the Documentation.

1.16 "Registered User" means (a) an End User that is provided Netscape Navigator Gold upon the date the Navigator is distributed to each End User or (b) an End User that is provided Netscape Navigator LAN or Netscape Dial-Up Kit upon the date such End User logs on to Licensee's Product using a user ID and password obtained from Licensee.

1.17 "Territory" shall mean that geographic area set forth on the Cover Sheet.

SECTION 2.   GRANT OF LICENSES AND RIGHTS

2.1  Licenses

     2.1.1 License. Subject to the terms and conditions of this Agreement, Netscape hereby grants to NSP and NSP hereby accepts, a nonexclusive and nontransferable right and license to (i) use in the Territory the Navigator for NSP's internal business purposes, (ii) reproduce, without change

              (except as required pursuant to Section 2.1.6), the Navigator (in executable form only) on any media (provided that NSP shall not electronically distribute any version of the Navigator containing 128-bit encryption), (iii) distribute in the Territory by sublicense such Navigator copies to End Users, directly or indirectly through Distributors, solely for use in conjunction with NSP's Product and (iv) directly distribute from NSP's FTP (file transfer protocol) site to Active Users located in the Territory any Minor Updates provided to NSP by Netscape pursuant to Section 6.3; provided, that such FTP site shall not permit any person or entity, other than Active Users, to download or otherwise access any Update.

    2.1.2 Distributors. Subject to the terms and conditions of this Agreement, NSP may sublicense to Distributors and such Distributors may sublicense to other Distributors the right and license to reproduce, without change, the Navigator (in executable form only) on any tangible media solely as an incorporated part of NSP's Product and to distribute in the Territory by sublicense such Navigator copies to End Users, directly or indirectly through other Distributors, solely for use in conjunction with NSP's Product.

    2.1.3 License Restrictions. NSP agrees not to copy (except as expressly permitted herein), modify, translate, decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine source code from the executable code of the Navigator or to create any Derivative Works based upon the Navigator or Documentation, and agrees not to permit or authorize anyone else, including, without limitation, any Distributor, to do so. NSP and each Distributor are expressly prohibited from any marketing and/or distribution of the Navigator(a) unless each copy of the Navigator is bundled with NSP's Product and (b) outside of the Territory. NSP shall not be entitled to grant to any Distributor and no Distributor shall be entitled to grant to any other Distributor the right or license to electronically distribute the Navigator, including, without limitation, any Update.

    2.1.4 Documentation License. Subject to the terms and conditions of this Agreement, Netscape hereby grants and NSP hereby accepts a nonexclusive and nontransferable right and license to use and reproduce, without change (except as provided in Section 2.1.6), the Documentation, and to distribute in the Territory by sublicense the Documentation to End Users, directly or indirectly through Distributors, solely in conjunction with the Navigator. Subject to the terms and conditions contained in this Agreement, NSP may sublicense to Distributors and such Distributors may sublicense to other Distributors the right and license to use and reproduce, without change, the Documentation and to distribute in the Territory by sublicense the Documentation to End Users, directly or indirectly through other Distributors, solely in conjunction with the Navigator.

    2.1.5 Licenses Dependent on Bundling and Accounting. The licenses granted in this Section 2.1 are conditional upon (i) NSP bundling each copy of the Navigator with NSP's Product and NSP and each Distributor marketing and distributing each copy of the Navigator only as so bundled with NSP's Product and only in the Territory and (ii) NSP establishing and maintaining controls and procedures sufficient to timely and accurately determine the number of Registered Users. If (a) NSP fails to so bundle the Navigator,
              (b) NSP or any Distributor markets or distributes the Navigator without NSP'S Product bundled therewith or outside of the Territory or (c) NSP fails to account for all Registered Users in accordance with this Section 2.1.5, the licenses granted hereunder shall be immediately revocable by Netscape in addition to any other remedies Netscape may have.

    2.1.6 Configuration Guide. In the event that the Netscape Dial-Up Kit is selected on the Cover Sheet, Netscape hereby grants to NSP, and NSP hereby accepts, a nonexclusive and nontransferable right and license, in the Territory, to (a) use (with no right to sublicense) the configuration guide provided by Netscape to NSP (the "Configuration Guide") to preconfigure the dial-up parameters and Netscape preferences specified therein solely for NSP's Product and for no other network service and (b) modify the "Getting Started" portion of the Documentation for the Netscape Dial-Up Kit solely to the extent necessary to reflect the preconfigured parameters and dial-up preferences made by NSP to the Netscape Dial-Up Kit in accordance with this Section 2.1.6. Prior to distribution of any Netscape Dial-Up Kit to a Distributor or End User, NSP shall use the Configuration Guide to preconfigure the dial-up parameters and Netscape preferences of each such

              Netscape Dial-Up Kit to: (i) provide Internet Access and/or Intranet Access to End Users solely through NSP's Product and
              (ii) prevent access to any private network not operated by NSP. NSP is granted no right to license to (x) distribute or sublicense the Configuration Guide to any third party, including, without limitation, Distributors, (y) sublicense to any Distributor the right or license to modify or change all or any portion of the Navigator or Documentation, and (z) except as provided in this Section 2.1.6, modify or change all or any portion of the Navigator or Documentation.


    2.1.7 Stack and Dialer. Prior to distribution of any Netscape Navigator LAN to a Distributor or End User, NSP shall bundle, in accordance with this Section 2.1.7, each copy of the Netscape Navigator LAN with NSP's or a third party's stack and dialer. NSP agrees to bundle each copy of the Netscape Navigator LAN with such stack and dialer so that such copy of the Netscape Navigator
              LAN: (i) provides Internet Access and/or Intranet Access to End Users solely through NSP's Product and (ii) prevents access to any public network, other than the Internet, and to any private network not operated by NSP.

    2.1.8 Promotion of Navigators. NSP agrees to treat all Navigators at least as favorable as it treats any other products distributed by NSP that are competitive with any Navigator. Specifically, NSP agrees that it will not market or promote any Navigator or any other product in a manner that states or could reasonably be interpreted to imply that the Navigator is inferior or secondary to the other product. For example, NSP will not market or promote any other product as "preferred," "premier," "primary" or the like as compared to any Navigator.

    2.1.9 Netscape Now Program. The licenses granted in this Section 2.1 are conditional on (a) NSP's ongoing participation in the Netscape Now Program, including without limitation, NSP's compliance with the Netscape Now Program published guidelines as currently in effect and as may be revised by Netscape and provided to NSP from time to time during the term of this Agreement and (b) NSP's placement of a "Netscape Now" button in conformance with the Netscape Now Program Guidelines on a URL maintained by NSP in connection with NSP's Product and designated by NSP as the URL containing information regarding Updates. NSP acknowledges that it has received and had an opportunity to review the current Netscape Now Program published guidelines.

2.2 Export. NSP shall comply fully with all then current applicable laws, rules and regulations relating to the export of technical data, including, but not limited to any regulations of the United States Office of Export Administration and other applicable governmental agencies and NSP acknowledges that by virtue of certain security technology embedded in the Navigator, that export of such software may not be legal. NSP shall conspicuously mark all packaging containing Navigators identified by Netscape as not for export with a "Not for Export" notice. Netscape agrees to cooperate in providing information requested by NSP as necessary to obtain any required licenses and approvals. When distributing the Navigator and Documentation in countries where an enforceable copyright law covering the same does not exist, NSP shall obtain a written agreement signed by the End User prohibiting the End User from making unauthorized copies of the same.

2.3 Compliance With Laws

    2.3.1 At its own expenses, NSP shall make, obtain, and maintain in force at all times during the term of this Agreement, all applicable filings, registrations, reports, licenses, permits and authorizations (collectively "Authorizations") in the Territory in order for NSP to perform its obligations under this Agreement, Netscape/NAA shall provide NSP with such assistance as NSP may reasonably request in making or obtaining any such Authorizations. In the event that the issuance of any Authorization is conditioned upon an amendment or modification to this Agreement which is unacceptable to Netscape, Netscape shall have the right to terminate this Agreement without liability or further obligation whatsoever to NSP.

    2.3.2 NSP shall comply with all laws, regulations and other legal requirements that apply to this Agreement, including tax and foreign exchange legislation; advise Netscape/NAA of any legislation, rule, regulation or other law (including but not limited to any customs, tax, trade, intellectual property or tariff law) which is in effect or which may come into effect in the Territory after the Effective Date of this Agreement and which affects the importation of the Navigator into, or the use and the protection of the Navigator and the intellectual property right within, the Territory, or which has a material effect on any provision of this Agreement. NSP will provide Netscape/NAA with the assurances and official documents that Netscape/NAA periodically may request to verify NSP's compliance with this subsection.

    2.3.3 NSP shall not, together with its employees and agents, in conformity with the United States Foreign Corrupt Practices Act and with Netscape's established corporate policies regarding foreign business practices, directly or indirectly make and offer payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or of the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Netscape in obtaining, retaining or directing any such business.

2.4 This Party Licenses. If all or any part of the Navigators delivered to NSP has been licensed to Netscape by a third party software supplier then, notwithstanding anything to the contrary contained in this Agreement, NSP is granted a sublicense to the third party software subject to the same terms and conditions as those contained in the agreement between Netscape and such third party software supplier. In addition, Netscape reserves the right to substitute any third party software in the Navigators so long as the new third party software does not materially affect the functionality of the Navigator. Netscape represents that current releases of the Navigators contain no third party software which would require NSP to agree to any terms and conditions in addition to those set forth in this Agreement.

2.5 European Union. In the event that any provisions of this Agreement prohibits any activity of License or any Distributor in violation of
    Article 6 of the Council Directive of 14 may 1991 on the legal protection of computer programs, and implementing legislation thereunder (the "Directive"), then, such activity shall be permitted solely to the extent, if any, that such activity is (i) subject to the jurisdiction of a Member State of the European Union and (ii) expressly permitted by the Directive.

SECTION 3.  MARKETING AND DISTRIBUTION

3.1 Nonexclusivity. NSP understands that Netscape may enter into arrangements similar to this Agreement with third parties.

3.2 Terms relating to Distribution.

    3.2.1 Distribution to Government Agencies. NSP agrees to comply with all applicable laws, rules and regulations to preclude the acquisition of unlimited rights to technical data, software and documentation provided with the Navigator to a governmental agency, and ensure the inclusion of the appropriate "Restricted Rights" or "Limited Rights" notices required by the U.S. Government agencies or other applicable agencies.

    3.2.2 Distributor Agreements. Prior to the distribution of any Navigator to a Distributor, NSP or a then-current Distributor shall enter into an enforceable written agreement with such Distributor ("Distributor Agreement") that (i) is sufficient to ensure that such Distributor is required to comply with the relevant terms of this Agreement and (ii) expressly names Netscape as an intended third party beneficiary with the right to rely on and directly enforce the terms thereof. Without limiting the generality of the foregoing, each Distributor Agreement shall include terms no less restrictive than those contained in Section 2.1(iii),2.1.3,2.1.8,2.2,2.3,3.2.1,3.2.3,3.3,7.8 and 9.1 of this
              Agreement.

    3.2.3 End User License Agreements. Neither NSP nor any Distributor shall sublicense or otherwise distribute any copy of the Navigator or Documentation to End users except pursuant to a written sublicense agreement ("End User License Agreement") that
              (i) contains terms and conditions not inconsistent with and no less restrictive than the terms and conditions set forth in Netscape's then-current standard end user license agreement for the Navigator and Documentation (with NSP or such Distributor as the "Licensor" thereunder) and (ii) provides, in 12 point, bold, upper-case type, at the top of each such agreement and prior to any other text (other than introductory text regarding acceptance of the agreement), a legend in substantially the following form:

               THE NAVIGATOR AND DOCUMENTATION ARE PROVIDED FOR USE ONLY
               (I) WITH THE INTERNET ACCESS OR INTRANET ACCESS SERVICE INITIALLY OFFERED BY (NSP/DISTRIBUTOR) IN CONJUNCTION WITH THE DISTRIBUTION OF THE NAVIGATOR AND DOCUMENTATION AND
               (II) IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. NO RIGHT OR LICENSE IS GRANTED TO USE THE NAVIGATOR OR DOCUMENTATION WITH ANY OTHER INTERNET ACCESS OR INTRANET ACCESS SERVICE.

               A copy of Netscape's current standard end user license agreement for the Navigator is attached hereto as Attachment A.
          Upon delivery by Netscape to NSP of any revised end user license agreement, NSP and each Distributor shall, as soon as reasonably practicable, but in any event within ninety (90) days after receipt thereof from Netscape, use only such End User License Agreements that have been revised to conform to the terms of this Agreement and such revised end user license agreement provided by Netscape to NSP; provided, in the event that the revised end user license agreement is provided by Netscape to NSP to comply with or conform to a law, regulation or policy or other third party requirement, NSP and each Distributor will use only such revised End User License Agreement within thirty (30) days after receipt by NSP of Netscape's revised end user license agreement.

3.3 Enforcement of Ancillary Agreements. NSP shall use commercially reasonable efforts to enforce each Distributor Agreement and End User License Agreement and NSP shall require each Distributor to use commercially reasonable efforts to enforce each Distributor Agreement and each End User License Agreement to which such Distributor is a party, in each case, with at least the same degree of diligence used in enforcing similar agreements governing others, which in any event shall be sufficient to adequately enforce such agreements. NSP shall, and shall require each Distributor to, use commercially reasonable efforts to protect Netscape's copyright rights, and NSP shall notify Netscape, and shall require each Distributor to notify NSP, of any breach of a material obligation under a Distributor Agreement or an End User License Agreement affecting the Navigator or Documentation. In addition, NSP will cooperate, and will require each Distributor to cooperate, with Netscape in any legal action to prevent or stop unauthorized use, reproduction or distribution of the Navigator or Documentation.

3.4 Third Party Requirements. In the event that Netscape is required by a third party software supplier to cease and to cause its licensees to cease reproduction and distribution of a particular revision of the Navigator, NSP agrees to comply, and agrees to cause its Distributors to comply, therewith as soon as commercially practicable provided Netscape/NAA provides NSP with thirty (30) days prior written notice and further provided Netscape replaces such affected Navigator with a functionally equivalent Navigator as soon as commercially practicable.

SECTION 4.   FEES AND PAYMENT

4.1 License Fees. NSP shall pay to Netscape/NAA, within thirty (30) days of the date of Netscape's/NAA's invoice, the applicable per copy license fee set forth in Attachment C for each license granted by NSP to Registered Users in connection with the distribution of all or any portion of the Navigator. Netscape/NAA will invoice NSP on a quarterly basis for accrued but unpaid license fees based on NSP's Quarterly Point of Sale Reports submitted in accordance with Section 4.3 below. Per copy license fees will accrue in the applicable corresponding quantity upon: (a) the initial date of NSP's internal use of a Navigator or any Update and (b) the date that an End User first becomes a Registered User.

4.2 Payment and Taxes. All payments shall be made in United States dollars at Netscape's/NAA's address as indicated in this Agreement or at such other address as Netscape/NAA may from time to time indicate by proper notice hereunder or by wire transfer to a bank and account number designated by Netscape/NAA. All fees are exclusive of all taxes, duties or levies, however designated or computed. NSP shall be responsible for and pay all taxes based upon the transfer, use or distribution of the Navigator, or the program storage media, or upon payments due under this Agreement including, but not limited to, sales, use, or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed on or in connection with this Agreement or with any sublicense granted hereunder, exclusive of taxes based upon Netscape's (or NAA's) net income. In lieu thereof, NSP shall provide to Netscape/NAA a tax or other levy exemption certificate acceptable to the taxing or other levying authority. If NSP is required by law to make any deduction or to withhold from any sum payable to Netscape by NSP hereunder, NSP shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts. Any past due amount shall bear interest at the rate of one percent (1%) per month or the maximum rate allowed by applicable law, whichever is less, until paid in full.

4.3 Quarterly Point of Sale Reports. NSP shall maintain accurate records of Registered Users, including the information (broken down by month) required in the Quarterly Point of Sale Report attached hereto as Attachment B, and any further information as Netscape/NAA may from time to time reasonably request. Irrespective of the Effective Date, NSP shall submit Quarterly Point of Sale Reports electronically in ASCII tab or comma delimited fields format to Netscape/NAA on March 10, June 10, September 10 and December 10 of each year for the quarters December through February, March through May, June through August, and September through November, respectively.

4.4 Audit of Records. NSP shall maintain, and shall require its Distributors to maintain, accurate records containing the information (broken down by month) required in the Quarterly Point of Sale Report attached hereto as Attachment B, all data reasonably required for verification of NSP's and each Distributor's compliance with the terms of this Agreement, amounts to be paid, the quantity of Navigators and/or Updates distributed by NSP and each Distributor and the number of Registered Users. Netscape and NAA each shall have the right, during normal business hours upon at least five (5) business days prior notice, to direct its auditors to audit and analyze the relevant records of NSP and its Distributors to verify compliance with the provisions of this Agreement. The audit shall be conducted at Netscape's (or NAA's) expense unless there is inadequate record keeping or the results of such audit establish that inaccuracies in the Quarterly Point of Sale Reports have resulted in underpayment to Netscape/NAA of more than five percent (5%) of the amount actually due in any quarter, in which case NSP shall pay any additional license fees resulting from the audit and bear the expenses of the audit.

SECTION 5.   DELIVERABLES

5.1 Deliverables. Netscape/NAA shall provide NSP with one (1) gold master of the release of the Navigator as of the Effective Date in the platforms described on Attachment C and the applicable Documentation as of the Effective Date. If NSP has selected the Netscape Dial-Up Kit on the Cover Sheet, NSP will also receive the Configuration Guide. All deliveries under this Agreement shall be F.C.A. Netscape, Fremont, California, U.S.A. or F.C.A. NAA origin, as applicable. "F.C.A." means Free Carrier Alongside and shall have the definition set forth in INCOTERMS 1990.

SECTION 6.   SUPPORT

6.1 Front Line Support. NSP, and not Netscape/NAA, will provide front-line technical support to Active Users. NSP shall employ at least two (2) fully trained full time support personnel and provide support five days a week during local business hours. Such support includes call receipt, entitlement verification, call screening, installation assistance, problem identification and diagnosis, product defect determination, efforts to create a repeatable demonstration of the Program Error and, if applicable, the replacement of any defective media. NSP agrees that any documentation or packaging distributed by NSP shall clearly and conspicuously state that End Users shall call NSP for technical support for the Navigator and shall not reference Netscape/NAA in any manner with respect to support. Netscape/NAA will have no obligation to furnish any assistance, information or documentation with respect to the Navigator to any End User. If Netscape/NAA customer support representatives are being contacted by a significant number of End Users, then, upon Netscape's/NAA's request, NSP and Netscape (or NAA) will cooperate to minimize such contact and, if NSP is not able to minimize such contact to a level which is acceptable to Netscape in its reasonable determination, NSP hereby agrees to pay Netscape or NAA the then-current charges for such support.

6.2 Other Support. In consideration of the License Fee set forth in Attachment C, Netscape will provide NSP, during the term of this Agreement, with Netscape's technical support services, as further described in Attachment D.

6.3 Updates. For the term of this Agreement, Netscape/NAA will provide to NSP Updates commercially released by Netscape in consideration of the License Fee set forth in Attachment C. Within three (3) months after the date that Netscape shall commercially release any Update, NSP shall distribute to End Users only that version of the Navigator represented by such Update.

SECTION 7.   TRADEMARKS AND TRADE NAMES

     NSP shall use, and is hereby granted a non-transferable, non-exclusive and restricted license, during the term of this Agreement, to use in the Territory the trademark "Netscape Navigator Included" in any advertising, marketing, technical, packaging or other materials related to the Navigator which are distributed by NSP in connection with this Agreement in accordance with Netscape's then current trademark usage guidelines to be provided and updated by Netscape from time to time (the "Guidelines"). NSP shall be entitled to sublicense to Distributors the right to use in the Territory, and shall require each Distributor to use in the Territory, "Netscape Navigator Included" in any advertising, marketing, technical, packaging or other materials related to the Navigator which are distributed by such Distributor hereunder in accordance with the Guidelines. Other than the use of "Netscape Navigator Included," neither NSP nor any Distributor shall use "Netscape" or "Netscape Navigator" or "Personal Edition" in any advertising, marketing collateral and/or packaging relating to NSP's Product. Neither NSP nor any Distributor need use Netscape's trademarks and trade names in any country in which their connotation is offensive. NSP will consult with Netscape as to the foreign translation of Netscape trademarks and trade names so that Netscape can help ensure uniformity with their use by Netscape or third parties. NSP and each Distributor shall clearly indicate Netscape's ownership of such trademarks or trade names. All such usage shall inure to Netscape's benefit. NSP agrees not to register and agrees not to permit any Distributor to register any Netscape trademarks or trade names without Netscape's express prior written consent. Upon Netscape's/NAA's request from time to time NSP agrees to provide Netscape/NAA with copies of goods bearing Netscape's trademarks and trade names so that Netscape can verify that the quality of NSP's and each Distributor's use of such trademarks is comparable to that of Netscape's use thereof. NSP shall suspend and shall require each Distributor to suspend use of Netscape trademarks and trade names if such quality is reasonably deemed inferior by Netscape until NSP and any such Distributor has taken such steps as Netscape may reasonably require to solve the quality deficiencies.


SECTION 8.   PROPRIETARY RIGHTS

8.1 Proprietary Rights. Title to and ownership of all copies of the Navigator and Documentation whether in machine-readable or printed form, and including, without limitation, Derivative Works, compilations, or collective works thereof and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of Netscape and/or its suppliers. NSP shall not take any action to jeopardize, limit or interfere in any manner with Netscape's ownership of and rights with respect to the Navigator and Documentation. NSP shall have only those rights in or to the Navigator and Documentation granted to it pursuant to this Agreement.

8.2  Proprietary Notices

     8.2.1 No Alteration of Notices. NSP and its employees and agents shall not, and NSP shall not allow any Distributor to, remove or alter any trademark, trade name, copyright, or other proprietary notices, legends, symbols, or labels appearing on or in copies of the Navigator and Documentation delivered to NSP by Netscape/NAA and NSP shall use and shall require each Distributor to use the same notices, legends, symbols, or labels in and on copies of the Navigator and Documentation made pursuant to this Agreement as are contained in and on the master copy.

     8.2.2 Notice. Each portion of the Navigator and Documentation reproduced by NSP or any Distributor shall include the intellectual property notice or notices appearing in or on the corresponding portion of such materials as delivered by Netscape/NAA hereunder. NSP shall ensure that all copies of the Navigator made by NSP or any Distributor pursuant to this Agreement conspicuously display a notice substantially in the following form:

                    Copyright -C- 1994 Netscape Communications Corporation. All Rights Reserved.


          If NSP is unsure of the appropriate year(s), it shall consult Netscape/NAA to obtain the correct designation. Such notice shall be on labels on all media containing the Navigator. If the copyright symbol "-C-" cannot technically be reproduced, NSP or any Distributor shall use the word "Copyright" followed by the notation "(c)" in its place.


SECTION 9.     CONFIDENTIAL INFORMATION AND DISCLOSURE


9.1 Confidential Information. The parties agree that all disclosures of the confidential and/or proprietary information relating to this Agreement shall be governed by the Nondisclosure Agreement identified on the Cover Sheet. If there is no Nondisclosure Agreement identified on the Cover Sheet, then for purposes of this Agreement "Confidential Information" shall mean Netscape information of a confidential and/or proprietary nature including, without limitation, computer programs, code, algorithms, names and expertise of employees, and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies, and information of like nature. NSP agrees to take all reasonable precautions, but in no event less than due and reasonable care, to prevent any unauthorized disclosure or use of Confidential Information including, without limitations disclosing Confidential only to its employees (a) with a need to know to further permitted uses of such information hereunder and (b) who are parties appropriate agreements sufficient to comply with this Section 9, and (c) who are informed of the nondisclosure/ non-use obligations imposed by this Section 9. The foregoing restrictions on disclosure and use shall survive for three (3) years following any termination of this Agreement, but shall not apply information which through no fault of NSP becomes publicly available.

9.2 Confidentiality of Agreement. Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees or distributors on a "need to know" basis, NSP agrees not to disclose the terms of this Agreement or matters relating hereto without the prior written consent of Netscape, which consent shall not be unreasonably withheld.


SECTION 10.    WARRANTIES

10.1 Limited Warranty. Subject to the limitations set forth in this Agreement, Netscape warrants only to NSP that the Navigator when promptly adapted, installed, and used will substantially conform to the functional specifications set forth in the Documentation in effect when the Navigator is shipped to NSP. Netscape's warranty and obligation shall extend for a period of ninety (90) days ("Warranty Period") from the date that Netscape first delivers the Navigator to NSP. All warranty claims not made in writing or not received by Netscape/NAA within the Warranty Period shall be deemed waived. Netscape's warranty and obligation is solely for the benefit of NSP, who has no authority to extend this warranty to any other person or entity. NETSCAPE MAKES NO WARRANTY THAT ALL ERRORS OR FAILURES WILL BE CORRECTED.

10.2 EXCLUSIVE WARRANTY. THE EXPRESS WARRANTY SET FORTH IN SECTION 10.1 CONSTITUTES THE ONLY WARRANTY MADE BY NETSCAPE. NETSCAPE MAKES NO OTHER REPRESENTATION, WARRANTY OR CONDITION, OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE NAVIGATOR OR DOCUMENTATION. NETSCAPE EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. NETSCAPE DOES NOT WARRANT THAT THE NAVIGATOR OR DOCUMENTATION IS ERROR-FREE OR THAT OPERATION OF THE NAVIGATOR WILL BE SECURE OR UNINTERRUPTED AND HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF, THE ABOVE LIMITATION SHALL APPLY TO THE EXTENT ALLOWED BY APPLICABLE LAW.

10.3 Defects Not Covered by Warranties. Netscape shall have no obligations under the warranty provisions set forth in Section 10.1 if any nonconformance is caused by: (a) the incorporation, attachment or otherwise engagement of any attachment, feature, program, or device, other than by Netscape, to the Navigator, or any part thereof; or (b) accident; transportation; neglect or misuse; alteration, modification or enhancement of the Navigator other than by Netscape; failure to provide a suitable installation environment; use of supplies or materials not meeting specifications; use of the Navigator for other than the specific purpose for which the Navigator is designed; use of the Navigator on any systems other than the specified hardware platform for such Navigator; or NSP's use of defective media or defective duplication of the Navigator; or NSP's failure to incorporate any Update previously released by Netscape which remedies such nonconformance.

10.4 Exclusive Remedy. If NSP finds what it believes to be errors in or a failure of the Navigator that prevents that Navigator from substantially conforming to the functional specifications set forth in the Documentation, and provides Netscape/NAA with a written report thereof during the Warranty Period, Netscape/NAA will use reasonable efforts to correct promptly, at no charge to NSP, any such errors or failures. This is NSP's sole and exclusive remedy, and Netscape's sole obligation, for breach of any express or implied warranties hereunder.

SECTION 11.    INDEMNIFICATION

11.1 Netscape shall defend any action brought against NSP to the extent it is based on a claim that reproduction or distribution by NSP of the Navigator furnished hereunder within the scope of a license granted hereunder directly infringes any valid United States patent as of the Effective Date, United States copyright, United States trademark or trade secret in the United States. Netscape will pay resulting costs, damages and legal fees finally awarded against NSP in such action which are attributable to such claim provided that NSP (a) promptly (within twenty (20) days) notifies Netscape in writing of any such claim and Netscape has sole control of the defense and all related settlement negotiations, and (b) cooperates with Netscape, at Netscape's expense, in defending or settling such claim.

11.2 Should a Navigator become, or be likely to become in Netscape's opinion, the subject of infringement of such copyright, patent, trademark or trade secret, Netscape/NAA may procure for NSP (i) the right to continue using same or (ii) replace or modify it to make it non-infringing. In the event that Netscape shall determine that neither (i) nor (ii) above is commercially reasonable, Netscape may terminate this Agreement upon thirty
     (30) days prior written notice and refund to NSP the balance of any Prepaid License Fees received by Netscape and not required to be applied against payments due under this Agreement, if any. Netscape shall have no liability for any claim based upon: (a) use of other than an unaltered version of the then current version of the Navigator or the version of the Navigator in commercial release immediately prior to the last Update of the Navigator, unless the infringing portion is also in the current, unaltered release; (b) use, operation or combination of the Navigator with non-Netscape programs, data, equipment or documentation if such infringement would have been avoided but for such use, operation or combination; (c) NSP's or its agent's activities after Netscape/NAA has notified NSP that Netscape believes such activities may result in such infringement; (d) compliance with NSP design, specifications or instructions; (e) any modification or marking of the Navigator not specifically authorized in writing by Netscape; (f) NSP's use of any trademarks other than the Netscape trademarks pursuant to Section 7; or (g) third party software.
     The foregoing states the entire liability of Netscape/NAA and the exclusive remedy of NSP with respect to infringement of any intellectual property rights whether under theory of warranty, indemnity or otherwise.

11.3 General Indemnification by NSP. NSP agrees to indemnify, hold harmless and, at Netscape's request, defend Netscape/NAA and their suppliers from and against any and all claims, liabilities, losses, damages, expenses and costs (including attorney's fees and costs) arising out of, in connection with or relating to (i) NSP's failure to include in each Distributor Agreement or End User License Agreement the contractual terms required to be included therein pursuant to Section 3.2.2 or 3.2.3 or (ii) except to the extent that Netscape is responsible for a claim under Section 1.11 and 11.2, NSP's or Distributors' use, distribution or reproduction of the Navigator, Documentation and/or NSP's Product, including, without limitation, any claims, liabilities, losses, damages, expenses and costs arising out of, in connection with or relating to defective reproduction of or the use of defective media in the reproduction of Navigators, breach of warranty or support obligations or infringement or misappropriation of Netscape's intellectual property rights.

SECTION 12.    LIMITATION OF LIABILITY

     IN NO EVENT SHALL NETSCAPE OR ITS SUPPLIERS (INCLUDING NAA) BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF NETSCAPE/NAA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY, EXCEPT TO THE EXTENT PROVIDED IN SECTION 11, NEITHER NETSCAPE NOR ITS SUPPLIERS (INCLUDING NAA) SHALL BE LIABLE FOR ANY CLAIM AGAINST NSP BY ANY END USER OR THIRD PARTY. IN NO EVENT WILL NETSCAPE OR ITS SUPPLIER (INCLUDING NAA) BE LIABLE FOR (a) ANY REPRESENTATION OR WARRANTY MADE TO ANY END USER OR OTHER THIRD PARTY BY NSP, ANY DISTRIBUTOR OR ANY OF THEIR RESPECTIVE AGENTS; (b) FAILURE OF THE NAVIGATOR TO PERFORM EXCEPT AS, AND TO THE EXTENT, OTHERWISE EXPRESSLY PROVIDED HEREIN; (c) FAILURE OF THE NAVIGATOR TO PROVIDE SECURITY; (d) ANY USE OF THE NAVIGATOR OR THE DOCUMENTATION; OR (e) THE RESULTS OR INFORMATION OBTAINED OR DECISIONS MADE BY END USERS OF THE NAVIGATOR OR THE DOCUMENTATION. THE REMEDIES PROVIDED IN THIS AGREEMENT ARE NSP'S SOLE AND EXCLUSIVE WARRANTIES. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NETSCAPE'S (INCLUDING NAA'S) ENTIRE LIABILITY TO NSP FOR DAMAGES CONCERNING PERFORMANCE OR NONPERFORMANCE BY NETSCAPE (INCLUDING NAA) OR IN ANY WAY RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, AND REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT OR IN TORT, SHALL NOT EXCEED THE AMOUNT RECEIVED BY NETSCAPE (INCLUDING NAA) FROM NSP DURING TWELVE (12) MONTHS PRIOR TO SUCH CLAIM. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO NSP.

SECTION 13.    TERM OF AGREEMENT

     Unless sooner terminated under the provisions of Section 14, or otherwise rightfully terminated; (a) this Agreement shall remain in effect until December 31, 1997; and (b) thereafter, it shall automatically renew for successive one (1) year terms. After the initial term of this Agreement, either party may terminate this Agreement for convenience upon at least one hundred twenty (120) days prior written notice.

SECTION 14.    DEFAULT AND TERMINATION

14.1 Termination for Default. If either party defaults in any of its obligations under this Agreement, the non-defaulting party, at its option shall have the right to terminate this Agreement by written notice unless within thirty (30) calendar days after written notice of such default, the defaulting party remedies the default, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) calendar days, the defaulting party institutes within the thirty (30) calendar days steps necessary to remedy the default and thereafter diligently prosecutes the same to completion. This Agreement may be terminated immediately by Netscape or NAA in the event of any breach of Sections 2.1 or 9 hereof.

14.2 Bankruptcy. Either party shall have the right to terminate this Agreement if the other party ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to its liquidation or insolvency which is not dismissed within ninety (90) calendar days, or makes an assignment for the benefit of its creditors.

14.3 Effect on Rights

     14.3.1 Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.

       14.3.2 Except as specified in Sections 14.4 and 14.5 below, upon termination or expiration of this Agreement, all licenses for the Navigator and Documentation granted under this Agreement shall terminate; provided, however, that for a period of one hundred eighty (180) days from termination of this Agreement following notice of termination by Netscape pursuant to Section 13, NSP shall be entitled to distribute, pursuant to the terms of this Agreement, any copies of the Navigator reproduced on tangible media by NSP or its Distributors as of the date Netscape provided notice of termination to NSP.

       14.3.3 Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity, including without limitation rights or remedies under applicable patent, copyright, trade secrets, or proprietary rights laws, rules or regulations.

14.4 Return or Destruction of Navigator. Within thirty (30) calendar days after termination of this Agreement, NSP shall either deliver to Netscape/NAA or destroy all copies of the Navigator and Documentation (except as provided in Section 14.5) and any other materials provided by Netscape/NAA to NSP hereunder in its possession or under its control, and shall furnish to Netscape/NAA an affidavit signed by an officer of NSP certifying that, to the best of its knowledge, such delivery or destruction has been fully effected. For purposes of this Section 14.4, copies of the Navigator, Documentation and other materials in the possession or under the control of a Distributor shall be deemed to be under the control of NSP. Notwithstanding the foregoing, in the event that this Agreement is terminated for any reason other than by Netscape pursuant to Section 14.1 and provided NSP fulfills its obligations specified in this Agreement with respect to such items, NSP may continue to use and retain copies of the Navigator and Documentation to the extent, but only to the extent, necessary to support Navigators rightfully distributed to End Users by NSP, directly or indirectly through Distributors, prior to termination of this Agreement.

14.5   Continuing Obligations

       14.5.1 Payment of Accrued Fees. Within thirty (30) calendar days of termination of this Agreement, NSP shall pay to Netscape/NAA all sums then due and owing. Any other such sums shall subsequently be promptly paid as they become due and owing.

       14.5.2 Continuance of Sublicenses. Notwithstanding the termination of this Agreement, all Registered User sublicenses which have been properly granted by NSP or any Distributor pursuant to this Agreement prior to its termination shall survive.

       14.5.3 Other Continuing Obligations. Any termination of this Agreement will be without prejudice to any other rights or remedies of the parties under this Agreement or at law or in equity and will not affect any accrued rights or liabilities of either party at the date of termination, and the following sections of this Agreement shall survive any expiration or termination of this Agreement:
               Sections 2.1.3, 3.3, 4, 8, 9, 10.2, 10.3, 10.4, 11, 12, 14 and
               15.

SECTION 15.    GENERAL PROVISIONS

15.1 Notices. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee or
       (b) five (5) business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or two (2) business days after being sent via private industry courier to the respective parties at the addresses set forth in the Cover Sheet or to such other person or address as the parties may from time to time designate in a writing delivered pursuant to this Section 15.1. Notices to Netscape shall be to the attention of: Legal Department.

15.2 Waiver and Amendment. The waiver by either party of a breach of or a default under any provision of this Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized signatory of Netscape and NSP.

15.3 Assignment. This Agreement and the licenses granted hereunder are to a specific legal entity or legal person, not including corporate subsidiaries or affiliates of NSP, and are not assignable by NSP (except to a Delaware corporation into which NSP is merged for the purpose of reincorporating NSP in the state of Delaware), nor are the obligations imposed on NSP delegable. Any attempt to sublicense (except as expressly permitted herein) assign or transfer any of the rights, duties or obligations under this Agreement in derogation hereof shall be null and void.

15.4 Governing Law. This Agreement is entered into in the State of California, U.S.A., and shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the California state courts in and for Santa Clara County, California, U.S.A. (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

15.5 Relationship of the Parties. No agency, partnership, joint venture, or employment is created as a result of this Agreement and neither NSP nor its agents have any authority of any kind to bind Netscape or NAA in any respect whatsoever. Notwithstanding NAA's designation, however, NSP acknowledges that NAA is not authorized to bind Netscape or waive any conditions of this Agreement without Netscape's express written consent.

15.6 Captions and Section Heading. The captions and section and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

15.7 Severability. If the application of any provision or provisions of this Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (b) such provision or provisions shall be reformed without further action by the parties hereto to and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

15.8 Force Majeure. Either party shall be excused from any delay or failure in performance hereunder, except the payment of monies by NSP to Netscape/NAA, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, novelty of product manufacture or other unanticipated product development problems, and governmental requirements. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

15.9 Entire Agreement. This Agreement, including the Attachments hereto and any Nondisclosure Agreement referenced on the Cover Sheet, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with any purchase order or other written instrument submitted by NSP, whether formally rejected by Netscape/NAA.

15.10 English. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

15.11 France. If the Territory includes France, NSP acknowledges that under French law as of the Effective Date, the importation, distribution and/or use in France of certain Netscape products may not be permitted, and NSP is not relying upon any such importation, distribution or use in entering into this Agreement or in fulfillment of its obligations herein.

15.12 Customer Reference. NSP agrees that Netscape shall have the right to use NSP's name as a customer reference provided that any Netscape press release concerning NSP other than as a customer reference shall be reviewed by NSP prior to its release.

AUTHORIZED SIGNATURES In order to bind the parties to this Agreement, their duly authorized representatives have executed the Cover Sheet to this Agreement.

SHIP TO ADDRESS FOR DELIVERABLES:                 BILL TO ADDRESS

___________________________________     ___________________________________

___________________________________     ___________________________________

___________________________________     ___________________________________

Attention:_________________________     Attention:_________________________

Telephone:_________________________     Telephone:_________________________

                                        Fax:_______________________________

Netscape or NAA Sales Rep: Gail Kulick
                           ---------------
Telephone No.:             415.937.4478
                           ---------------

                                  ATTACHMENT A

BY CLICKING ON THE "ACCEPT BUTTON, USING THE INTERNET OR CORPORATE ("INTRANET") ACCESS OFFERED BY LICENSOR, OR OPENING THE PACKAGE, YOU ARE CONSENTING TO BE BOUND BY THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, CLICK THE "DO NOT ACCEPT" BUTTON AND THE INSTALLATION PROCESS WILL NOT CONTINUE. DO NOT USE THE INTERNET OR INTRANET ACCESS OFFERED BY LICENSOR, OR RETURN THE PRODUCT TO THE PLACE OF PURCHASE FOR A FULL REFUND.

THE SOFTWARE AND DOCUMENTATION ARE PROVIDED FOR USE ONLY (I) WITH THE INTERNET ACCESS OR INTRANET ACCESS SERVICE INITIALLY OFFERED BY LICENSOR IN CONJUNCTION WITH THE DISTRIBUTION OF THE SOFTWARE AND DOCUMENTATION AND (II) IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. NO RIGHT OR LICENSE IS GRANTED TO USE THE SOFTWARE OR DOCUMENTATION WITH ANY OTHER INTERNET OR INTRANET ACCESS.

                           END USER LICENSE AGREEMENT
                          REDISTRIBUTION NOT PERMITTED

GRANT. _______________________("Licensor") hereby grants to you a non-exclusive license to use its accompanying software product ("Software") and accompanying documentation ("Documentation") on the following terms:

You may:

     * use the Software only with the Internet service initially offered by Licensor in conjunction with the distribution of the Software and Documentation ("Licensor's Internet Services") which it is bundled;
     *    use the Software on my single computer;
     * use the Software on a second computer so long as the first and second computers are not used simultaneously; or
     * copy the Software for archival purposes, provided any copy must contain all of the original Software's proprietary notices.

You may not:

     * use the Software or Documentation in conjunction with any Internet access or other network service, other than Licensor's Internet Services;
     * permit other individuals to use the Software except under the terms listed above; modify translate, reverse engineer, decompile, disassemble (except to the extent applicable laws specifically prohibit such restriction), or create derivative works based on the Software or Documentation;
     *    copy the Software or Documentation (except for back-up purposes);
     * rent, lease, transfer or otherwise transfer rights to the Software or Documentation; or
     * remove any proprietary notices or labels on the Software or Documentation.

SOFTWARE. If you receive your first copy of the Software electronically, and a second copy on media, the second copy may be used for archival purposes only. This license does not grant you any right to any enhancement or update.

TITLE. Title, ownership rights, and intellectual property rights in and to the Software and Documentation shall remain in Licensor and/or its suppliers. The Software is protected by the copyright laws of the United States and International copyright treaties. Title, ownership rights, and intellectual property rights in and to the content accessed through the Software is the property of the applicable content owner and may be protected by applicable copyright or other law. This License gives you no rights to such content.

LIMITED WARRANTY. Licensor warrants that for a period of ninety (90) days from the date of acquisition, the Software, if operated as directed, will substantially achieve the functionality described in the Documentation.
Licensor does not Warrant, however, that your use of the Software will be uninterrupted or that the operation of the Software will be error-free or secure and hereby disclaims any and all liability on account thereof. In addition, the security mechanism implemented by the Software has inherent limitations, and you must determine that the Software sufficiently meets your requirements. Licensor also warrants that the media containing the Software, if provided by Licensor, is free from defects in material and workmanship and will so remain for ninety (90) days from the date you acquired the Software. Licensor's sole liability for any breach of this warranty shall be, in Licensor's sole discretion: (i) to replace your defective media; or (ii) to advise you how to achieve substantially the same functionality with the Software as described in the Documentation through a procedure different from that set forth in the Documentation; or
(iii) if the above remedies are impracticable, to refund the license fee you paid for the Software. Repaired, corrected, or replaced Software and Documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original Software, or if longer, for thirty (30) days after the date (a) of shipment to you of the repaired or replaced Software, or (b) Licensor advised you how to operate the Software so as to achieve the functionality described in the Documentation.
Only if you inform Licensor of your problem with the Software during the applicable warranty period and provide evidence of the date you acquired the Software will Licensor be obligated to honor this warranty. Licensor will use reasonable commercial efforts to repair, replace, advise or refund pursuant to the foregoing warranty within 30 days of being so notified.

THIS IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY OR CONDITION MADE BY LICENSOR. LICENSOR MAKES NO OTHER EXPRESS WARRANTY OR CONDITION AND THERE IS NO WARRANTY OR CONDITION OF NONINFRINGEMENT OF THIRD PARTIES' RIGHTS. THE DURATION OF IMPLIED WARRANTIES OR CONDITIONS, INCLUDING WITHOUT LIMITATION, WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, IS LIMITED TO THE ABOVE LIMITED WARRANTY PERIOD; SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO LIMITATIONS MAY NOT APPLY TO YOU. NO DEALER, AGENT, OR EMPLOYEE OF LICENSOR IS AUTHORIZED TO MAKE ANY MODIFICATIONS, EXTENSIONS, OR ADDITIONS TO THIS WARRANTY. NO WARRANTY IS MADE BY OR ON BEHALF OF ANY SUPPLIER OF LICENSOR. If any modifications are made to the Software by you during the warranty period; if the media is subjected to accident, abuse, or improper use; or if you violate the terms of this Agreement, then this warranty shall immediately be terminated. This warranty shall not apply if the Software is used on or in conjunction with hardware or Software other than the unmodified version of hardware and Software with which the Software was designed to be used as described in the Documentation.

THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY HAVE OTHER LEGAL RIGHTS THAT VARY FROM STATE TO STATE OR BY JURISDICTION.

LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL LICENSOR OR ITS SUPPLIERS OR RESELLERS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, OR FOR ANY DAMAGES IN EXCESS OF LICENSOR'S LIST PRICE FOR A LICENSE TO THE SOFTWARE AND DOCUMENTATION, EVEN IF LICENSOR SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. FURTHERMORE, SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION AND EXCLUSION MAY NOT APPLY TO YOU.

TERMINATION. This license will terminate automatically if you fail to comply with the limitations described above. On termination, you must destroy all copies of the Software and Documentation.

EXPORT CONTROLS. None of the Software or underlying information or technology may be downloaded or otherwise exported or reexported (i) into (or to a national or resident of) Cuba, Iraq, Libya, North Korea, Yugoslavia, Iran, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. By downloading or using the Software, you are agreeing to the foregoing and you are representing and warranting that you are not located in, under the control of, or a national or resident of any such country or on any such list.

In addition, if the licensed Software is identified as a not-for-export product (for example, on the box, media or in the installation process), then the following applies: EXCEPT FOR EXPORT TO CANADA FOR USE IN CANADA BY CANADIAN CITIZENS, THE SOFTWARE AND ANY UNDERLYING TECHNOLOGY MAY NOT BE EXPORTED OUTSIDE THE UNITED STATES OR TO ANY FOREIGN ENTITY OR "FOREIGN PERSON" AS DEFINED BY U.S. GOVERNMENT REGULATIONS, INCLUDING WITHOUT LIMITATION, ANYONE WHO IS NOT A CITIZEN, NATIONAL OR LAWFUL PERMANENT RESIDENT OF THE UNITED STATES. BY DOWNLOADING OR USING THE SOFTWARE, YOU ARE AGREEING TO THE FOREGOING AND YOU ARE WARRANTING THAT YOU ARE NOT A "FOREIGN PERSON" OR UNDER THE CONTROL OF A FOREIGN PERSON.

MISCELLANEOUS. This Agreement represents the complete agreement concerning this license between the parties and supersedes all prior agreements and representations between them. It may be amended only by a writing executed by both parties. THE ACCEPTANCE OF ANY PURCHASE ORDER PLACED BY YOU IS EXPRESSLY MADE CONDITIONAL ON YOUR ASSENT TO THE TERMS SET FORTH HEREIN, AND NOT THOSE CONTAINED IN YOUR PURCHASE ORDER. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable. This Agreement shall be governed by and construed under California law as such law applies to agreements between California residents entered into and to be performed within California, except as governed by Federal law. The application of the United Nations Convention of Contracts for the International Sale of Goods is expressly excluded.

Third Party Beneficiary. Licensor and you each agree that Netscape Communications Corporation shall, as an intended third party beneficiary of this Agreement, have the right to rely upon and directly enforce the terms set forth herein.

U.S. GOVERNMENT RESTRICTED RIGHTS: Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through
(d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, or at 252.211-7015, and in similar clauses in the NASA FAR Supplement. Contractor/manufacturer is Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, CA 94043.

                                 ATTACHMENT B
                        QUARTERLY POINT OF SALE REPORT



Network Service Provider Name and address:      EarthLink Network, Inc.
                                                3100 New York Drive, Suite 201
                                                Pasadena, California 91107


POS Report Contact Name:                        _______________________________
POS Report Contact Phone:                       _______________________________
POS Report Contact e:mail                       _______________________________


Report for (check one):

_____December through February (due March 10)

_____March through May (due June 10)

_____June through August (due September 10)

_____September through November (due December 10)




                                                                         Number of
                                                                         Navigators
                                                        Number of      Initially used
                                                      New Registered    internally by
  Month/Year       Navigator Product    Price/Unit      Users/Month       NSP/Month
  ----------       -----------------    ----------    --------------   --------------

[First Month]      _________________    ___________   ______________    ______________


[Second Month]     _________________    ___________   ______________    ______________


[Third Month]      _________________    ___________   ______________    ______________



        NEW REGISTERED USERS DURING THREE MONTH PERIOD OF THIS REPORT
        -------------------------------------------------------------


            Name             Address              Navigator Product
            ----             -------              -----------------

                                 ATTACHMENT C
                     NAVIGATOR PRICING AND CUSTOMIZATION


1.   PRICING


                                                 License Fee Per Copy
                                                 --------------------


Netscape Navigator Dial-Up Kit                          $*******
(Windows 95/NT and Macintosh
platforms)


Netscape Navigator Gold
(Windows 95/NT and Macintosh                            $*******
platforms)

2. CUSTOMIZATION. In consideration of a fee of $2,000 due and payable on the Effective Date, Netscape will provide to NSP (i) a beta version of the Enterprise Kit within thirty (30) days of receipt of the fee and (ii) upon its general commercial release, the commercially released version of the Enterprise Kit, both of which are to be used by NSP or a Distributor approved in advance by Netscape, whose approval will not be unreasonably withheld, for customization of the Netscape Dial Up Kit to be distributed by NSP or a Distributor, as applicable. NSP and its Distributors will be responsible for all necessary customization of the Netscape Dial Up Kit.

    * THE TEXT NOTED BY ASTERISKS HAS BEEN REDACTED IN CONNECTION
      WITH A REQUEST TO THE SECURITIES AND EXCHANGE COMMISSION FOR CONFIDENTIAL TREATMENT OF SUCH TEXT.

                                 ATTACHMENT D

                               TECHNICAL SUPPORT

TECHNICAL SUPPORT. In consideration of the License Fee set forth in Attachment C, Netscape will provide NSP, during the period for which support fees have been paid to Netscape, with Netscape's back-end technical support services, as further described herein.

      BACK-END SUPPORT. Netscape will provide back-end support to NSP for Program Errors not resolved by NSP pursuant to NSP's support policies and in accordance with the provisions below. This support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Program Errors. Netscape will provide NSP with a telephone number and an e-mail address which NSP may use to report Program Errors during Netscape's local California business hours (5am - 5pm Pacific Standard
Time). For priority 1 or 2 failures, NSP agrees to notify Netscape via both telephone and e-mail. NSP will identify one (1) member of its customer support staff and an alternate to act as the primary technical liaisons responsible for all communications with Netscape's technical support representatives. Such liaisons will have sufficient technical expertise, training and/or experience for NSP to perform its obligations hereunder. Within one (1) week after the Effective Date, NSP will designate its liaison(s). Notification will be in writing and/or e-mail to Netscape. NSP may substitute contacts at any time by providing to Netscape one (1) week's prior written and/or electronic notice thereof.

     Netscape will make reasonable efforts to correct significant Program Errors that NSP identifies, classifies and reports to Netscape and that Netscape substantiates. Netscape may reclassify Program Errors if it reasonably believes that NSP's classification is incorrect, NSP will provide sufficient information to enable Netscape to duplicate the Program Error before Netscape's response obligations will commence. Netscape will not be required to correct any Program Error caused by (a) NSP's incorporation or attachment of a feature, program, or device, other than by Netscape, to the Navigator, or any part thereof: (b) accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Navigator other than by Netscape; (c) the failure to provide a suitable installation environment;
(d) use of the Navigator for other than the specific purpose for which the Navigator are designed; (e) use of the Navigator on any systems other than the specified hardware platform for such Navigator; (f) NSP's use of defective media (other than defective media provided by Netscape to NSP) or defective duplication of the Navigator; or (g) NSP's failure to incorporate any Minor Update previously released by Netscape which corrects such Program Error.

     Provided Program Error reports are received by Netscape during Netscape's local California business hours (5am - 5pm Pacific Standard Time), Netscape will use its best commercial efforts to communicate with NSP about the Program Error via telephone or e-mail within the following targeted response times:

- -------------------------------------------------------------------------------------------------
 Priority                   Failure Description                      Response Time
- -------------------------------------------------------------------------------------------------
   1.      Fatal (no useful work can be done)                    10 working hours
- -------------------------------------------------------------------------------------------------
   2.      Severe Impact (functionally disable): errors          1 working day
           which result in a lack of application functionality
           or cause intermittent system failure
- -------------------------------------------------------------------------------------------------
    3.     Degraded Operations: errors causing malfunction        3 working days
           of non-critical functions
- -------------------------------------------------------------------------------------------------
    4.     Minimal Impact: attributes and/or options to           Future release, on business
           utility programs do not operate as stated              justifiable basis
- -------------------------------------------------------------------------------------------------
    5.     Enhancement Request                                    When applicable
- -------------------------------------------------------------------------------------------------


     Netscape will use reasonable commercial efforts to resolve each significant Program Error by providing either a reasonable workaround, an object code patch, or a specific action plan for how Netscape will address the problem and an estimate of how long it will take to rectify the defect. Netscape reserves the right to charge NSP additional fees at its then-standard rates for services performed in connection with reported Program Errors which are later determined to have been due to hardware or software not supplied by Netscape. Notwithstanding the foregoing, Netscape has no obligation to perform services in connection with (i) Program Errors resulting from hardware or software not supplied by Netscape; or (ii) which occur in the Netscape Product release which is not the then-current release or the commercial release existing immediately before the most recent Update.